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                                                                   EXHIBIT 10.58


                          TC REALTY OF POCAHONTAS, INC.
                 STOCK SUBSCRIPTION AND CAPITALIZATION AGREEMENT

         THIS AGREEMENT is made effective on and as of December 1, 1997.

                                    RECITALS:

         WHEREAS, TC Realty Holding Company ("Subscriber") agrees to subscribe for the capital stock of TC Realty of Pocahontas, Inc., a Delaware corporation (the "Corporation") and to make an additional capital contribution in the amount of $316,134, all as more specifically set forth herein.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Subscriber agrees as follows:

         (1) Subscriber hereby agrees to subscribe for One Hundred (100) shares (the "Shares") of common stock, par value $0.01 per share, of the Corporation, and agrees to pay to the Corporation a price of $0.01 per share for the Shares, for a total purchase price of $1.00 (the "Purchase Price"), in cash, due and payable as set forth in Section (3) below.

         (2) Subscriber hereby agrees to make an additional capital contribution to the Corporation in an amount equal to $316,134 (the "Additional Capital Contribution"), in cash, due and payable as set forth in Section (3) below.

         (3) The Purchase Price and the Additional Capital Contribution shall be due and payable by Subscriber upon the simultaneous closing (the "Closing") of the following transactions: (i) the sale and assignment by Balanced Care at Pocahontas, Inc. ("BCC") to the Corporation pursuant to that certain Agreement Regarding Facility Lease and Related Transaction Documents and certain other related documents each dated effective as of December 1, 1997 (collectively, the "BCC Transaction Documents") of BCC's interests and obligations under that certain Facility

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Lease Agreement and certain other related documents by and among BCC and certain of its affiliates, the Corporation and the Subscriber each dated as of December 19, 1997 (collectively, the "Lease Transaction Documents"), (ii) the assignment, assumption and restatement of the Lease Transaction Documents and the execution and delivery of certain related documents (collectively, the "Amended and Restated Lease Documents") between the Corporation and Meditrust Acquisition Corporation II ("MT") and such other parties as MT shall require, and (iii) the funding of that certain working capital loan to Subscriber by MT pursuant to that certain Promissory Note and certain other related documents (collectively, the "Loan Documents") (hereinafter, the BCC Transaction Documents, the Amended and Restated Lease Documents and the Loan Documents shall be collectively referred to as the "Transaction Documents"). Notwithstanding anything to the contrary that may be contained herein, Subscriber's obligation to pay the Purchase Price and the Additional Capital Contribution is expressly conditioned upon the occurrence of Closing and the funding of all such amounts by MT to Subscriber pursuant to the Loan Documents and, if Closing fails to occur for any reason, this Agreement and Subscriber's obligations hereunder shall automatically become NULL AND VOID.

         (4) Subscriber represents and warrants to the Corporation as follows:

                  (a) Subscriber understands that the Shares have not been registered under the Securities Act of 1933 (the "Federal Act") or the Delaware Securities Act (the "Delaware Act") by reason of specific exemptions under the provisions thereof which depend, in part, upon the representations made by Subscriber in this Agreement. Subscriber understands that the Corporation is relying upon Subscriber's representations and warranties contained in this Agreement for the purpose of determining whether this transaction meets the requirements for

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such exemptions.

                  (b) Subscriber has such knowledge, skill and experience in business, financial and investment matters so that Subscriber is capable of evaluating the merits and risks of an investment in the Shares. To the extent that Subscriber has deemed it appropriate to do so, Subscriber has retained, and relied upon, appropriate professional advice regarding the tax, legal and financial merits and consequences of the investment in the Shares.

                  (c) Subscriber has made, either alone or together with advisors (if any), such independent investigation of the Corporation and related matters as Subscriber deems to be, or such advisors (if any) have advised to be, necessary or advisable in connection with an investment in the Shares; and Subscriber and Subscriber's advisors (if any) have received all information and data which Subscriber and such advisors (if any) believe to be necessary in order to reach an informed decision as to the advisability of an investment in the Shares. Subscriber is satisfied that there are no material facts regarding the Corporation or the Shares as to which Subscriber is not aware.

                  (d) Subscriber represents that (i) Subscriber has adequate means of providing for Subscriber's financial needs and possible contingencies and has assets or sources of income which, taken together, are more than sufficient so that Subscriber could bear the risk of loss of Subscriber's entire investment in the Shares, (ii) Subscriber has no present or contemplated future need to dispose of all or any portion of the Shares to satisfy any existing or contemplated need or indebtedness, and (iii) Subscriber is capable of bearing the economic risk of an investment in the Shares for the indefinite future. Subscriber agrees to furnish any additional information requested by the Corporation to assure compliance of this transaction with applicable federal and state

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securities laws in connection with the purchase and sale of the Shares.

                  (e) Subscriber understands that the Shares are "restricted securities" under applicable Federal Securities laws and that the Federal Act and the rules of the Securities and Exchange Commission provide in substance that Subscriber may dispose of the Shares only pursuant to an effective registration statement under the Federal Act or an exemption from such registration if available. Subscriber further understands that the Corporation has no obligation or intention to register any of the Shares under or to take action so as to permit sales pursuant to the Federal Act. Accordingly, Subscriber may dispose of the Shares only in certain transactions which are exempt from registration under the Federal Act, including "private placements", in which event transferee will acquire "restricted securities" subject to the same limitations as in the hands of the Subscriber. Subscriber further understands that the Delaware Act allows sales of the Shares only if the Shares are registered or the transaction is subject to an applicable exemption. As a consequence, Subscriber understands that Subscriber must bear the economic risks of the investments in the Shares for an indefinite period of time.

                  (f) Subscriber hereby confirms that Subscriber is acquiring the Shares for investment only and not with a view to or in connection with any resale or distribution of the Shares. Except as may be contemplated in the Transaction Documents, Subscriber hereby affirms that Subscriber has no present intention of making any sale, assignment, pledge, gift, transfer or other disposition of the Shares or any interest therein.

                  (g) Except as may be contemplated in the Transaction Documents, Subscriber agrees that Subscriber will not sell or otherwise transfer all or any part of Subscriber's interest in the Shares during the twelve month period following the date of purchase of the Shares.


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         (5) Subscriber acknowledges and agrees that the certificate(s)
evidencing the Shares will bear the following legend:

                  The shares represented by this certificate have not been registered under the Securities Act of 1933 or any state securities laws and may not be sold or transferred in the absence of such registration or an exemption therefrom under the Securities Act of 1933 and applicable state securities laws.

         (6) Subscriber acknowledges that neither the Corporation nor any persons acting on its behalf has offered or sold the Shares to Subscriber by any form of general solicitation, general or public media advertising mass mailing.

         (7) This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Pennsylvania, exclusive of its conflict of laws provisions.

         (8) Neither this Agreement nor any provisions hereof shall be modified, changed, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

         IN WITNESS WHEREOF, intending to be legally bound hereby, the undersigned has executed and delivered this Agreement effective on and as of December 1, 1997.

WITNESS/ATTEST:                             TC REALTY HOLDING COMPANY



BY:/s/ Signature Illegible                  BY: /s/ Signature Illegible
--------------------------                  ---------------------------
   NAME:                                       NAME:
   TITLE:                                      TITLE:
   DATE:                                       DATE:


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Schedule to Exhibit 10.58 filed pursuant to Instruction 2 to Item 601(a) of
Regulation S-K




                          Stock Subscription Agreement

Project               Corporation                         Additional Capital Contribution
-------               -----------                         -------------------------------
Blytheville, AR       TC Realty of Blytheville, Inc.      $268,057

Maumelle, AR          TC Realty of Maumelle, Inc.         $350,622

Mountain Home,        TC Realty of Mountain Home, Inc.    $348,623
AR

Pocahontas, AR        TC Realty of Pocahontas, Inc.       $316,134

Sherwood, AR          TC Realty of Sherwood, Inc.         $385,751

Reading, PA           TC Realty of Reading, Inc.          $149,374